 Exhibit No. EX-99.14 CONSENT OF INDEPENDENT AUDITORS We consent to the use of our report on Brinson U.S. Large Cap Equity Fund dated August 3, 2001, which is incorporated by reference, in this Registration Statement on Form N-14 of The UBS Funds (formerly The Brinson Funds). /s/ ERNST & YOUNG LLP ERNST & YOUNG LLP New York, New York June 28, 2002